As filed with the Securities and Exchange Commission on May 13, 2002

                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                    41-1849591
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             10900 Wayzata Boulevard
                           Minnetonka, Minnesota 55305
                    (Address of principal executive offices)


                   METRIS COMPANIES INC. AMENDED AND RESTATED
                    LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)


                             Richard G. Evans, Esq.
             Executive Vice President, General Counsel and Secretary
                              Metris Companies Inc.
                             10900 Wayzata Boulevard
                           Minnetonka, Minnesota 55305
                     (Name and address of agent for service)
                                 (952) 525-5020
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE




Title of securities to be registered              Amount to be            Offering price       Aggregate offering     Registration
                                                  registered (1)            per share (2)             price (2)            fee

Common Stock, $.01 par value, to be issued        2,000,000 shares           $12.75                $25,500,000           $2,346
pursuant to the plan


 (1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Metris Companies Inc. Amended and Restated Long-Term Incentive and Stock Option Plan by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of the registrant's common stock, as reported on the New York Stock Exchange on May 7, 2002.


         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statements on Form S-8 (File Nos. 33-42961; 333-52627; 333-36924; and 333-60870) which relate to the issuance and sale from time to time of the Registrant's Common Stock under the Registrant's Amended and Restated Long-Term Incentive and Stock Option Plan.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on May 10, 2002.

                                      METRIS COMPANIES INC.


                                      By /s/ Ronald N. Zebeck
                                         Ronald N. Zebeck
                                         Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 10, 2002.

Signature                                                 Title


/s/ Ronald N. Zebeck                      Chairman of the Board and
Ronald N. Zebeck                          Chief Executive Officer
                                          (principal executive officer)


/s/ David D. Wesselink                    Vice Chairman
David D. Wesselink                        (principal financial officer)


/s/ Mark P. Wagener                       Senior Vice President and Controller
Mark P. Wagener                           (principal accounting officer)


/s/ Lee R. Anderson, Sr.                  Director
Lee R. Anderson, Sr.


__________________________________        Director
C. Hunter Boll


/s/ John A. Cleary                        Director
John A. Cleary


__________________________________        Director
Thomas M. Hagerty


__________________________________        Director
David V. Harkins


/s/ Walter M. Hoff                        Director
Walter M. Hoff


__________________________________        Director
Thomas H. Lee


__________________________________        Director
Derek V. Smith


/s/ Edward B. Speno                       Director
Edward B. Speno


/s/ Frank D. Trestman                     Director
Frank D. Trestman





                                  EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A, File No.1-12351).

4.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3, File No. 333-82007).

4.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-3, File No. 333-47066).

4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed August 13, 1999, File No.1-12351).

5.1      Opinion of Dorsey & Whitney LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of Dorsey & Whitney LLP (Contained in Exhibit 5.1).